UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 29, 2013, the registrant entered into an Amendment Agreement by and among the registrant and certain of its note and warrant holders containing the following points: (i) the maturity date of each note and associated interest, with the singular exception of the May 11, 2012 (the “Artisan Note”), is extended to May 15, 2014, (ii) certain terms of the warrants were adjusted as per Schedule A attached to the Agreement, (iii) the note and warrant holders agree to subordinate their security interests up to $2.5 million in relation to a potential loan by Fifth Third Bank to the Corporation (iv) interest rate on all notes are reduced to 5%, (v) the Corporation may not prepay any of the notes, and (vi) the Corporation agrees to pay off the May 11, 2012 note  in the original principal amount of $1,200,000 in full if and when it receives the above-referenced bank loan.

This only purports to be a summary of the terms of the transaction documents and is qualified in its entirety by the terms of the full document, a copy of which is filed as an exhibit hereto.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit                      Description

10.1                            Amendment Agreement between the registrant and certain of its note and warrant holders dated as of August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: August 30, 2013
By: /s/ Sam Klepfish
Sam Klepfish, CEO

EXHIBIT INDEX

Exhibit                      Description

10.1                            Amendment Agreement between the registrant and certain of its note and warrant holders dated as of August 22, 2013.